CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 3, 1999 included in Southwestern Energy Company's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP

February 4, 2000
  Tulsa, Oklahoma